UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 4, 2014

Vitacost.com, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34468	37-1333024
(Commission File Number)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. - NW, Suite 500
Boca Raton, Florida	33487-3521
(Address of Principal Executive Offices)	(Zip Code)

(561) 982-4180
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2014, the Board of Directors of Vitacost.com, Inc. (the “Company”) approved the grant of restricted stock units (“RSUs”) under the Company’s 2011 Incentive Compensation Plan (“2011 Plan”) to the named executive officers and in the amounts listed in the table below. The Board of Directors awarded the RSUs listed below in lieu of cash bonuses under the 2013 annual incentive plan bonuses to those executive officers who elected instead to receive RSUs. Full details of all executive compensation will be disclosed in the Company’s 2013 Proxy Statement.

Named Executive Officer	Number of RSUs
Jeffrey Horowitz, Chief Executive Officer	48,200
Brian Helman, Chief Financial Officer	25,000
Mary Marbach, Chief Legal Officer and Corporate Secretary	18,400

Each RSU award represents the right to receive the designated number of Company common shares upon vesting. The terms of each RSU agreement (the “RSU Agreement”), provide that the RSU will vest in full on the one-year anniversary of the grant date, subject to the grantee’s continuing to be a Service Provider (as such term is defined in the 2011 Plan) through such date. In addition, the RSU Agreement provides that the RSU will vest in full if, prior to the one-year anniversary of the grant date, either (i) the grantee’s status as a service provider is involuntarily terminated other than for “Cause” (as defined in the RSU Agreement), including due to the grantee’s death or disability, or (ii) there is a “Change in Control” of the Company (as such term is defined in the 2011 Plan).

The preceding summary of the RSU Agreement is qualified in its entirety by reference to the text of the RSU Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1	Form of RSU Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM, INC.

Date: February 6, 2014	By:	/s/ Mary L. Marbach
	Name:	Mary L. Marbach
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of RSU Agreement

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